UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): April 23, 2019

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, UT 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02.	Results of Operations and Financial Condition.

In connection with a proposed financing transaction by APX Group Holdings, Inc. (the “Company” or “Vivint”) and certain of its subsidiaries, the following preliminary unaudited financial results for the Company’s quarter ended March 31, 2019 will be provided to potential investors on April 23, 2019.

For the quarter ended March 31, 2019, the Company’s total revenues are estimated to be between $280.0 million and $284.0 million, cash is estimated to be between $3.5 million and $3.7 million, secured debt (including capital lease obligations) is estimated to be between $2,026.0 million and $2,028.0 million, total debt (including capital lease obligations) is estimated to be between $3,105.3 million and $3,107.3 million, net loss is estimated to be between $(87.0) million and $(81.0) million, and Adjusted EBITDA is estimated to be between $152.0 million and $156.0 million. In addition, the Company estimates that it added between 46,307 and 51,307 Net New Smart Home Subscribers during the quarter ended March 31, 2019 and Subscriber Account Attrition for the period is estimated to be between 12.7% and 13.1%.

The selected preliminary financial data in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the management of the Company. The information and estimates have not been compiled or examined by the Company’s independent auditors and are subject to revision as the Company prepares its financial statements as of and for the quarter ended March 31, 2019. Because the Company has not completed its normal quarterly closing and review procedures for the quarter ended March 31, 2019, and subsequent events may occur that require adjustments to these results, there can be no assurance that the final results for the quarter ended March 31, 2019 will not differ materially from these estimates. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results for the quarter ended March 31, 2019 are not necessarily indicative of the results to be achieved for any future period.

The information in this Current Report on Form 8-K is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements with respect to certain preliminary unaudited financial results for the Company’s quarter ended March 31, 2019, which are subject to finalization and contingencies associated with the Company’s quarterly financial and accounting procedures. These statements are based on the beliefs and assumptions of management. Although the Company believes that its estimates, plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these estimates, plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the smart home and security industry and product introductions and promotional activity by the Company’s competitors;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in smart home and security technology products or components;

•	the introduction of unsuccessful new Smart Home Services;

•	privacy and data protection laws, privacy or data breaches, or the loss of data; and

•

the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Company’s ability to successfully compete in retail sales channels.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described in the “Risk Factors” section in the Company’s annual report on form 10-K for the year ended December 31, 2018, filed with the Securities Exchange Commission (SEC), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Certain Definitions

“Net New Smart Home Subscribers” is the aggregate number of net new smart home and security subscribers originated during a given period. This metric excludes new subscribers acquired by the transfer of a service contract from one subscriber to another.

“Subscriber Account Attrition” is the aggregate number of canceled smart home and security subscribers during the prior 12 month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, we do not consider this as a cancellation.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

“Adjusted EBITDA” is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the debt agreements governing the Company’s existing indebtedness.

The Company believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants under the debt agreements governing the Company’s existing indebtedness. The Company cautions investors that amounts presented in accordance with the Company’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

See the following table for a quantitative reconciliation of Adjusted EBITDA to Net Loss, which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

	Three Months Ended March 31, 2019 ($ in millions)		Twelve Months Ended March 31, 2019 ($ in millions)
	Low Range	High Range	Low Range	High Range
Net loss	(87.0)	(81.0)	(470.0)	(464.0)
Interest expense, net	63.2	64.5	249.3	250.6
Non-capitalized subscriber acquisition costs (1)	57.0	58.7	262.5	264.2
Amortization of capitalized creation costs	104.5	105.7	407.0	408.5
Depreciation and amortization (2)	25.7	26.9	112.7	113.9
Other expense, net	(0.2)	(3.2)	27.7	24.7
Non-cash compensation (3)	0.6	1.1	2.6	3.1
Restructuring and asset impairment (4)	—	—	4.7	4.7
Income tax (benefit) expense	1.5	(1.4)	0.3	(2.6)
Other adjustments (5)	11.2	12.2	58.6	59.3
Adjustment for a change in accounting principle (Topic 606) (6)	(24.5)	(27.5)	(85.4)	(88.4)

Adjusted EBITDA	$152.0	$156.0	$570.0	$574.0

(1)

Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to the Company’s organic generation of new subscribers, which requires the Company to expense a portion of its subscriber acquisition costs under GAAP.

(2)	Excludes loan amortization costs that are included in interest expense.
(3)	Reflects non-cash compensation costs related to employee and director stock option plans. Excludes non-cash compensation costs included in non-capitalized subscriber acquisition costs.
(4)	Restructuring employee severance and termination benefits expenses.
(5)

Other adjustments including items such as product development costs, litigation settlement, certain legal and professional fees, monitoring fee, start-up of new strategic initiatives, purchase ac-counting deferred revenue fair value adjustment, information technology implementation, hiring and termination payments, projected run-rate restructuring cost savings and similar adjustments.

(6)	Reflects adjustments to eliminate the impact of the Company’s adoption of Topic 606.

Item 7.01.	Regulation FD Disclosure.

The information included in Item 2.02 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale R. Gerard

Name: Dale R. Gerard Title: Senior Vice President of Finance and Treasurer

Date: April 23, 2019